UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  September 9, 2009

SUPREME INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8183	75-1670945
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

P.O. Box 237

2581 E. Kercher Road

Goshen, Indiana 46528

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (574) 642-3070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On September 9, 2009, Supreme Corporation, the wholly-owned subsidiary of Supreme Industries, Inc. (the “Company”), entered into an Amendment to Credit Agreement with its lender, JPMorgan Chase Bank, N.A. The Amendment waived (for a limited period of time) a violation of a financial covenant contained in the Credit Agreement and modified the wording of the two financial covenants dealing with minimum tangible net worth and adjusted EBITDA requirements.  In addition, on September 9, 2009, a Note Modification Agreement was entered into by and between these parties for the purpose of reducing the line of credit being made available to Supreme Corporation from $33,000,000 to $25,000,000.  Copies of the Amendment to Credit Agreement and Note Modification Agreement are being filed as Exhibits 10.1 and 10.2, respectively to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1                           Amendment to Credit Agreement dated September 9, 2009.

10.2                           Note Modification Agreement dated September 9, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPREME INDUSTRIES, INC.

Date: September 15, 2009	By:	/s/ Jeffery D. Mowery
Jeffery D. Mowery
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Credit Agreement dated September 9, 2009.
10.2	Note Modification Agreement dated September 9, 2009.